Exhibit 5.1

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard, 16th Floor

Stamford, Connecticut 06901

June 13, 2025

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Executive Vice President, Chief Legal and Sustainability Officer, and Secretary of Hexcel Corporation, a Delaware corporation (the “Company”), and have acted as counsel in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued from time to time pursuant to the terms of the Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective May 8, 2025) (the “Plan”).

I have examined the Plan, the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws, and such resolutions of the Company’s Board of Directors and other documentation as I have deemed appropriate for the purpose of rendering this opinion.

In rendering the opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons.

Based on and subject to the foregoing, I am of the opinion that the Shares to be originally issued by the Company to participants under the Plan are duly authorized and, when issued in accordance with the terms and conditions of the Plan and for such consideration as is permitted under the General Corporation Law of the State of Delaware, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Gail E. Lehman

Gail E. Lehman

Executive Vice President, Chief Legal and Sustainability Officer, and Secretary